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                                                                    Exhibit 99.1

Cisco Systems Completes the Acquisition of Pirelli Optical Systems

SAN JOSE, Calif., February 16, 2000 -- Cisco Systems, Inc., today announced it has completed the acquisition of the optical systems business of Pirelli S.p.A of Milan, Italy.

On December 20, 1999, Cisco announced a definitive agreement to acquire the optical systems business of privately-held Pirelli, a recognized leader in both optical component technology and optical systems for service providers. Under the terms of this agreement, Cisco acquired Pirelli Optical Systems for an aggregate consideration in Cisco common stock of up to $2.15 billion of which a portion is contingent on revenue targets and other performance milestones. This transaction is being accounted for using purchase accounting.

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